                                                                   EXHIBIT 10.86


                       ROBERTS PHARMACEUTICAL CORPORATION

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                           EFFECTIVE JANUARY 1, 1998

                       Roberts Pharmaceutical Corporation
                     Supplemental Executive Retirement Plan


Preamble
--------

This is the Roberts Pharmaceutical Corporation Supplemental Executive Retirement Plan (the "Plan"), which Roberts Pharmaceutical Corporation (the "Employer") has adopted effective January 1, 1998, for the benefit of its executives. The Plan has three purposes: (1) to provide the designated executives with a target level of retirement benefits to supplement retirement benefits available to them from other sources, including the qualified retirement plan(s) that are now or may in the future be maintained by the Employer; (2) to provide an incentive to the designated executives to perform at high levels; and (3) to encourage the designated executives to remain in the employ of the Employer.

TABLE OF CONTENTS

ARTICLE I.  DEFINITIONS.....................................................4

ARTICLE II.  PARTICIPATION..................................................7

ARTICLE III.  RETIREMENT BENEFITS...........................................9

ARTICLE IV.  VESTING.......................................................11

ARTICLE V.  PAYMENT OF BENEFITS............................................12

ARTICLE VI.  ADMINISTRATION................................................14

ARTICLE VII.  MISCELLANEOUS................................................16

APPENDIX A.  PLAN PARTICIPANTS.............................................18

     ARTICLE I.  DEFINITIONS


  When used herein, the following shall have the meanings below unless the context clearly indicates otherwise:

     1.1  "Accrued Benefit"  means the accrued benefit of a Participant at the
           ---------------
first of any month expressed in terms of an annual single life annuity payable at or after his Normal Retirement Date, determined under Section 3.1 based upon the Participant's Years of Credited Service. This definition describes the benefit that a Participant has earned under this plan at any point in time.

     1.2    "Actuarial Equivalent"  means the equivalent actuarial value of an
             --------------------
annual single life annuity, determined by the Administrator based upon the advice of the Plan's actuary. This definition allows a Participant's benefit to be converted from one form of payment to another or from one commencement date to another without changing the total value of the benefit.

     1.3  "Administrator"  means the committee appointed by Roberts
           -------------
Pharmaceutical Corporation to administer this Plan.

     1.4  "Annual Incentive"   means the annual cash award(s) that may be paid
           ----------------
to the executive from the Management Incentive Compensation Plan or any successor or replacement plan plus any other bonus or incentive arrangement, but excluding any long term incentive arrangements or programs. For purposes of calculation hereunder, Annual Incentive shall be the amount of the annual cash award as aforesaid actually paid or the sum of $50,000 whichever is greater. For purposes of Plan Compensation, the Annual Incentive will be counted as Compensation for the last month of the calendar year for which it is earned.

     1.5  "Annuity Starting Date"  means the first day of the first month for
           ---------------------
which an amount is payable as an annuity or any other form of benefit payment.

     1.6  "Base Salary"  means a Participant's annual salary.
           -----------

     1.7  "Beneficiary"  means the Participant's spouse or other person
           -----------
designated by the Participant. If the Participant has no spouse and makes no effective Beneficiary designation, then the Participant's Beneficiary shall be the Participant's estate.

     1.8  "Board of Directors" or "Board"  means the Board of Directors of the
           -----------------------------
Employer.

     1.9  "Cause"  means that Participant has engaged in an act of willful
           -----
misconduct during the course of his employment with the Employer in the reasonable determination of the Board, including, but not limited to, having:

          a) committed an intentional act of fraud, embezzlement, or theft in connection with Participant's duties or in the course of his employment with Employer;

          b) caused intentional wrongful damage to property of Employer in the course of his employment with Employer; or

          c) engaged in any gross misconduct in the course of his employment with Employer;

provided, that with respect to any of the acts described in the preceding subparagraphs (a) through (c), such act shall have been materially harmful to Employer. For purposes of this Plan, an act or omission on the part of the Participant shall be deemed "intentional" if it was not due primarily to an error in judgment or negligence and was done by Participant not in good faith and without reasonable belief that the act or omission was in the best interests of Employer.


     1.10 "Change of Control" means any of the following events:
           -----------------

          a) Any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended, except that a person shall be deemed to have `beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 30% or more of the total voting power of the Employer's outstanding capital stock;

          b) The individuals who (i) as of the effective date of this Plan constitute the Board of Directors (the "Original Directors"),
               (ii) thereafter are elected to the Board of Directors and whose election or nomination for election to the Board of Directors was approved by a vote of at least 2/3 of the Original Directors then still in office (such Directors being called "Additional Original Directors"), or (iii) are elected to the Board of Directors and whose election or nomination for election to the Board of Directors was approved by a vote of at least 2/3 of the Original Directors and Additional Original Directors then still in office, cease for any reason to constitute a majority of the members of the Board of Directors;

          c) The Employer shall consummate a merger, consolidation, recapitalization, or reorganization of the Employer, other than any such transaction which results in holders of outstanding voting securities of the Employer immediately prior to the transaction having beneficial ownership of at least 70% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction, with the voting power of each such continuing holder relative to such other continuing holders being not altered substantially in the transaction; or

          d) The Employer shall consummate a plan of complete liquidation of the Employer or an agreement for the sale, assignment, conveyance, transfer, lease or other disposition by the Employer of all or substantially all of its assets to any person, or group of related persons, in one or a series of related transactions.


     1.11 "Code"  means the Internal Revenue Code of 1986, as amended.
           ----

     1.12 "Compensation"  means a Participant's Base Salary and Annual Incentive
           ------------
for services rendered to the Employer for the applicable period. Compensation shall include amounts that would be paid to the Participant during the Plan Year but for the Participant's election under a cash or deferred arrangement such as described in Section 401(k) of the Code or a cafeteria plan described in Section 125 of the Code. Except as expressly provided in the preceding sentence, Compensation shall not include Employer contributions to this or any other plan for the benefit of its employees.

     1.13 "Effective Date"  means January 1, 1998.
           --------------

     1.14 "Employer"  means Roberts Pharmaceutical Corporation, any subsidiary
           --------
and any successor organization.

     1.15 "ERISA"  means the Employee Retirement Income Security Act of 1974, as
           -----
amended.

     1.16 "Final Average Compensation"  means the greater of (i) the
           --------------------------
Participant's highest average annual Compensation during any 36 consecutive months during the Participant's final 120 months of employment or (ii) the Participant's highest average annual Compensation for any three calendar years during the Participant's final 120 months of employment.

     1.17 "Good Reason"  means the occurrence of one or more of the following
           -----------
events following a Change of Control:

     (a) Any reduction, without Participant's consent, in the authorities, powers, functions, responsibilities, titles or duties attached to Participant's position with the Employer;

     (b) Any reduction in Participant's Base Salary from the level of Base Salary in effect prior to the occurrence of the Change of Control;

     (c) Any change in the location of Participant's place of employment of more than twenty (20) miles from its location as of the date hereof.

     1.18 "Normal Retirement Date"  means the first day of the month coincident
           ----------------------
with or next following the date a Participant reaches age 60 and completes three Years of Credited Service.

     1.19 "Participant"  means an individual employed by the Employer who
           -----------
becomes a Participant as described in Article II.

     1.20  "Plan"  means the Roberts Pharmaceutical Corporation Supplemental
            ----
Executive Retirement Plan set forth herein.

     1.21  "Plan Year"  means the calendar year.
            ---------

     1.22  "Savings Plan"  means the Roberts Pharmaceutical Employees Savings
            ------------
and Protection Plan.

     1.23  "Supplemental Retirement Benefit"  means the benefits payable to the
            -------------------------------
Participant in accordance with the provision of this Plan.

     1.24  "Total and Permanent Disability"  means the inability of the
            ------------------------------
Participant, because of injury or sickness, to perform the substantial and material duties of the Participant's regular occupation, while under the regular care of a licensed physician, and while not gainfully employed in any occupation reasonably consistent with the Participant's education, training and experience, and where such inability is expected to continue indefinitely or for a period of not less than six months.

     1.25  "Year of Credited Service"  means each 12 consecutive month period
            ------------------------
beginning on the Participant's employment commencement date and each anniversary thereof during which the Participant is employed by the Employer. However, for the Plan Year during which the Participant retires, the Participant will receive credit for 1/12th of a Year of Credited Service for each month of employment. For purposes of the occurrence of a Change in Control, a Participant's Years of Credited Service shall be deemed to be equal to the greater of (i), ten (10) and
(ii), the Participant's Years of Credited Service prior to the Change of Control. In the event of termination by the Participant with Good Reason, a Participant's Years of Credited Service shall be deemed to be equal to the greater of (i) ten (10) and (ii) the Participant's actual Years of Credited Service.

ARTICLE II.  PARTICIPATION


     2.1  Participation Eligibility.  An executive who is employed by the
          --------------------------
Employer shall become a Participant only upon designation by the Board. Participants as of the Effective Date are listed in Appendix A. A Participant shall remain a Participant until the Participant's employment with the Employer terminates and thereafter until the Participant has received all benefits to which he is entitled under the Plan.

  ARTICLE III.  RETIREMENT BENEFITS


  3.1  Normal Retirement Benefit.  Upon retirement after reaching his Normal
       -------------------------
Retirement Date, a Participant shall be entitled to an Accrued Benefit payable beginning on the first of the month coincident with or next following such date equal to:

       3.1.1 65% of his Final Average Compensation, adjusted for less than 10 Years of Service as described below, and reduced by the sum of "A" plus "B", where:

            "A" equals the Actuarial Equivalent of the Participant's account balance in the Savings Plan accumulated from Employer contributions, expressed in terms of an annual single life annuity; and

            "B" equals 50% the Participant's annual Social Security or foreign equivalent benefit payable at the Participant's actual retirement date or, if the Participant's actual retirement date precedes the earliest retirement date for commencement of Social Security or foreign equivalent benefits, the annual Social Security or foreign equivalent benefit payable at the earliest retirement date for commencement of Social Security or foreign equivalent benefits.

If the Participant has been credited with less than 10 Years of Credited Service when he retires, the amount calculated under this Section 3.1.1 shall be multiplied by a fraction, the numerator of which is the Participant's Years of Credited Service, and the denominator of which is 10.

Upon the occurrence of a Change of Control, the Participant shall be credited with 10 Years of Credited Service when he retires or his employment terminates for any reason.

  3.2  Late Retirement Benefit.  The late retirement benefit payable to a
       -----------------------
Participant who retires after his Normal Retirement Date shall equal his Accrued Benefit determined under Section 3.1, based upon his Final Average Compensation and Years of Credited Service determined at his actual retirement date.

  3.3  Disability or Death Benefit.  The benefit payable either to a Participant
       ---------------------------
who incurs a Total and Permanent Disability or a Beneficiary of a Participant who dies shall be the Actuarial Equivalent of his Accrued Benefit based on his Years of Credited Service up to the date he terminates employment due to such disability or death, without regard to age at such termination of employment.

  3.4  Deferred Vested Benefit.  Except as specified in paragraph 4.2, "Vesting
       -----------------------
Based on Total and Permanent Disability or Death", paragraph 4.4, "Vesting Based on Occurrence of Certain Events" and paragraph 4.5, "Vesting Based on Involuntary Termination Without Cause", if a Participant terminates employment after completing three Years of Credited Service, but prior to his Normal Retirement Date, he shall not be entitled to any benefit without specific

Board approval. Upon the occurrence of a Change of Control, upon Plan Termination, or upon Board approval, each affected Participant shall be vested in and entitled to his Accrued Benefit, determined at the earlier of his termination of employment or Plan Termination, without regard to his age at termination of employment, upon reaching age 50. Further, upon involuntary termination of a Participant without Cause, where such Participant has at least three Years of Credited Service, he shall be vested in and entitled to his Accrued Benefit, determined at his termination of employment, without regard to his age at termination of employment, upon reaching his Normal Retirement Date. Finally, upon termination by a Participant with Good Reason, he shall be vested in and entitled to his Accrued Benefit, determined at his termination of employment, without regard to his age at termination of employment, upon reaching his Normal Retirement Date.

  ARTICLE IV.  VESTING


  4.1  Vesting Based on Age and Years of Credited Service.  A Participant's
       --------------------------------------------------
interest in his Accrued Benefit shall become 100% vested upon the Participant's completion of three Years of Credited Service and attainment of age 60.

  4.2  Vesting Based on Total and Permanent Disability or Death.  A
       --------------------------------------------------------
Participant's interest in his Accrued Benefit shall become 100% vested if, while employed by the Employer, he sustains a Total and Permanent Disability, regardless of his age at such Total and Permanent Disability. A Participant's interest in his Accrued Benefit shall become 100% vested if, while employed by the Employer, he dies, regardless of his age at death.

  4.3  Forfeiture.  Except as specified in paragraph 4.4, "Vesting Based on
       ----------
Occurrence of Certain Events" and paragraph 4.5, "Vesting Based on Involuntary Termination Without Cause", if a Participant's employment is terminated before the Participant (i) completes three Years of Credited Service and attains age 60, (ii) dies, or (iii) sustains a Total and Permanent Disability, the Participant shall forfeit his Accrued Benefit.

  4.4  Vesting Based on Occurrence of Certain Events.  Upon the occurrence of a
       ---------------------------------------------
Change of Control, termination by a Participant with Good Reason or a Plan Termination, each affected Plan Participant will become immediately vested in his Accrued Benefit, regardless of his age or Years of Credited Service.

  4.5  Vesting Based on Involuntary Termination Without Cause.  Upon the
       ------------------------------------------------------
occurrence of an involuntary termination of a Participant without Cause, such Plan Participant, if he has completed at least three Years of Credited Service, will become immediately vested in his Accrued Benefit, regardless of his age. For purposes of this Plan, involuntary termination of a Participant without Cause shall include, but shall not be limited to, (i) any reduction, without Participant's consent, in the authorities, powers, functions, responsibilities, titles or duties attached to Participant's position with the Employer; (ii) any reduction in Participant's Base Salary from the level of Base Salary in effect prior to such reduction; (iii) any change in the location of Participant's place of employment of more than twenty (20) miles from its location as of the date hereof; and (iv) the failure of any successor in interest (whether direct or indirect by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of Employer) to Employer or any person acquiring thirty percent (30%) or more of the outstanding common stock of Employer to assume in a writing delivered to Participant the obligations of Employer pursuant to this Plan.

ARTICLE V.  PAYMENT OF BENEFITS


  5.1  Payment of Benefits upon Normal Retirement.  Upon retirement on or after
       ------------------------------------------
the Participant reaches his Normal Retirement Date, a Participant shall be entitled to receive a Supplemental Retirement Benefit equal to the Actuarial Equivalent of his Accrued Benefit, determined as of his retirement date. Such benefit shall be paid or shall begin to be paid as soon as administratively practicable following the Participant's termination of employment.

  5.2  Election of Benefit Form.  Before the end of the Participant's taxable
       ------------------------
year prior to the Participant's anticipated Annuity Starting Date, but not later than six months before the anticipated Annuity Starting Date, a Participant shall select a form of payment for his Supplemental Retirement Benefit. He shall be entitled to have the Actuarial Equivalent of his Supplemental Retirement Benefit payable in any annuity form of benefit or a cash lump sum. The payment of this lump sum may also be deferred for payment at a later date. Any election shall be in writing and made on the form prescribed by the Administrator. Payment shall be made in accordance with the Participant's election.

  5.3  Death Benefits.  As soon as administratively practicable following a
       --------------
Participant's death before his Annuity Starting Date, the Participant's Beneficiary shall be paid at such Beneficiary's option, a monthly benefit for life or a cash lump sum, equal to the Actuarial Equivalent of the Participant's Accrued Benefit. If the Participant dies after his Annuity Starting Date, a death benefit shall be payable to his Beneficiary in accordance with the form of benefit elected by the Participant effective as of his Annuity Starting Date. Alternatively, at the sole discretion of the Beneficiary, the Participant's Beneficiary may be paid in a single lump sum.

  5.4  Disability Benefit.  As soon as administratively practicable following
       ------------------
the Administrator's determination that a Participant has suffered a Total and Permanent Disability, the Participant shall be paid at Participant's option a monthly benefit for life or a cash lump sum in an amount equal to the Actuarial Equivalent of his Accrued Benefit.

  5.5  Vested Terminated Participants.  With the exceptions of Board approval,
       ------------------------------
the occurrence of a Change of Control, Plan Termination, termination by a Participant with Good Reason or involuntary termination without Cause, a Participant who terminates employment with the Employer before his Normal Retirement Date shall forfeit his Accrued Benefit. In the case of (i) a Change of Control, (ii) a Plan Termination or (iii) termination by a Participant with Good Reason, each affected Participant shall be entitled to receive a Supplemental Retirement Benefit equal to the Actuarial Equivalent of his Accrued Benefit, determined as of the earlier of his termination of employment or Plan Termination, as applicable. In the case of a Participant who has at least 3 Years of Credited Service at his termination of employment and one of the following events has occurred: (i) Board Approval, or (ii) involuntary termination without Cause, each affected Participant shall be entitled to receive a Supplemental Retirement Benefit equal to the Actuarial Equivalent of his Accrued Benefit, determined as of his termination of employment. Such benefit shall be paid or shall begin to be paid beginning on the date the Participant reaches age 60.

  ARTICLE VI.  ADMINISTRATION


  6.1  Administration.  The Administrator shall have the authority to interpret
       --------------
the Plan and to determine the amount and time of payment of benefits and other issues arising in the administration of the Plan consistent with the terms of the Plan. Any construction or interpretation of the Plan and any determination of fact in administering the Plan made in good faith by the Administrator shall be final and conclusive for all Plan purposes.

  6.2  Claims Procedure.
       ----------------

       6.2.1  Initial Determination.  Upon presentation to the Administrator
              ---------------------
of a claim for benefits under the Plan, the Administrator shall make a determination of the validity thereof. If the determination is adverse to the claimant, the Administrator shall furnish to the claimant within 90 days after the receipt of the claim a written notice setting forth the following:

              a)        the specific reason or reasons for the denial;

              b) specific references to pertinent provisions of the Plan on which the denial is based;

              c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

              d) appropriate information as to the steps to be taken if the claimant wishes to submit his or her claim for review.


          6.2.2  Appeal Procedure.  In the event of a denial of a claim, the
                 ----------------
claimant or his or her duly authorized representative may appeal such denial to the Administrator for a full and fair review of the adverse determination. The claimant's request for review must be in writing and made to the Administrator within 60 days after receipt by claimant of the written notification described in Section 6.2.1; provided, however, that such 60-day period shall be extended if circumstances so warrant. The claimant or his or her duly authorized representative may submit issues and comments in writing which shall be given full consideration by the Administrator in its review. The Administrator may, in its sole discretion, conduct a hearing. A request for a hearing made by the claimant will be given full consideration. At such hearing, the claimant shall be entitled to appear and present evidence and be represented by counsel.

          6.2.3  Decision on Appeal.  A decision on a request for review shall
                 ------------------
be made by the Administrator not later than 60 days after receipt of the request; provided, however, in the event of a hearing or other special circumstances, such decision shall be made not later than 120 days after receipt of such request. If it is necessary to extend the period of time for making a decision beyond 60 days after the receipt of the request, the claimant shall be notified in writing of the extension of time prior to the beginning of such extension. The Administrator's decision on review shall state in writing the specific reasons and references to the Plan provisions on which it is based. Such decision shall be promptly provided to the claimant.

          6.3  Legal Fees.  In the event that a Participant's denial of a claim
               ----------
for benefits leads to the Participant seeking legal remedies, and such legal remedies result in a reward of the denied claim in whole or in part, the Employer shall promptly reimburse the Participant for all reasonable legal fees and related expenses.

  ARTICLE VII.  MISCELLANEOUS



  7.1  No Effect on Employment Rights.  Nothing contained herein will confer
       ------------------------------
upon any Participant the right to be retained in the service of the Employer nor limit the right of the Employer to discharge or otherwise deal with any Participant without regard to the existence of the Plan.

  7.2  Funding.  The Employer shall establish a grantor trust for the purpose of
       -------
funding Supplemental Retirement Benefits. The Employer may make contributions to the trust from time to time. At a minimum, the Employer shall make annual contributions to the trust equal to the amount expensed by the Employer for accounting purposes for the Plan, adjusted for earnings in the trust, as determined by the Plan's actuarial consultants. Upon the occurrence of a Change of Control or Plan Termination, the Employer will immediately accelerate the funding such that the trust assets will be sufficient to pay all Accrued Benefits as of the Change of Control or Plan Termination. The trust shall conform to the terms of the model trust provided by the Internal Revenue Service as described in Revenue Procedure 92-64. Notwithstanding the establishment of such trust, it is the intention of the Employer and the Participants that the Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA. The Plan constitutes a promise by the Employer to pay benefits in the future.
To the extent that any Participant or any other person acquires a right to receive benefits under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Employer.

  7.3  Spendthrift Provisions.  No benefit payable under the Plan shall be
       ----------------------
subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge prior to actual receipt thereof by the payee; and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge prior to such receipt shall be void; and the Employer shall not be liable in any manner for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to any benefit under the Plan.

  7.4  Governing Law.  The Plan is established under and will be construed
       -------------
according to the laws of the State of New Jersey, to the extent that such laws are not preempted by ERISA and valid regulations promulgated thereunder.

  7.5  Incapacity of Recipient.  In the event a Participant is declared
       ------------------------
incompetent and a conservator or other person legally charged with the care of the person or the estate of such Participant is appointed, any benefits under the Plan to which such Participant is entitled shall be paid to the conservator or other person legally charged with the care of such Participant. Except as provided in the preceding sentence, should the Administrator, in its discretion, determine that a Participant is unable to manage his or her personal affairs, the Administrator may make distributions to any person for the benefit of such Participant, provided the Administrator makes a reasonable good faith judgment that such person shall expend the funds so distributed for the benefit of such Participant.

  7.6  Amendment or Termination.  The Employer reserves the right to amend or
       ------------------------
terminate the Plan by or pursuant to action of the Board of Directors when, in the sole opinion of the Employer, an amendment or termination is advisable. Any amendment or termination shall be made pursuant to a resolution of the Board of Directors and shall be effective as of the date of the resolution or as specified therein. No amendment or termination of the Plan shall adversely affect the rights of any Participant under the Plan.

  7.7  Withholding.  The Employer reserves the right, notwithstanding any other
       -----------
provision of the Plan, to withhold applicable federal, state and local taxes from payments under the Plan.

  7.8  Construction.  The masculine gender includes the feminine and the
       ------------
singular includes the plural, unless the context clearly indicates otherwise.


  To record its adoption of the Plan, Roberts Pharmaceutical Corporation has caused its authorized officers to affix its corporate name and seal this 3rd day of June, 1998.

[CORPORATE SEAL]                              Roberts Pharmaceutical Corporation

---------------------------                   ----------------------------------

  APPENDIX A.  PLAN PARTICIPANTS


---------------------------------------------------------------------------------
           Participant                 Date of Hire       Date of Participation
---------------------------------------------------------------------------------
Louis Berardi                            11/3/97                  1/1/98
---------------------------------------------------------------------------------
Robert Loy                               8/31/92                  1/1/98
---------------------------------------------------------------------------------
John Morris                              3/13/89                  1/1/98
---------------------------------------------------------------------------------
Anthony Rascio                           1/19/87                  1/1/98
---------------------------------------------------------------------------------
Peter Rogalin                             2/5/96                  1/1/98
---------------------------------------------------------------------------------
John Spitznagel                           3/4/96                  1/1/98
---------------------------------------------------------------------------------
David Tierney                             4/8/97                  1/1/98
---------------------------------------------------------------------------------
Robert Vukovich                           1/1/83                  1/1/98
---------------------------------------------------------------------------------